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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) JULY 28, 1999


                                   AXCESS INC.
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                         0-11933                85-0294536
(State or other jurisdiction of   (Commission File Number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


  3208 COMMANDER DRIVE, DALLAS, TEXAS                               75006
(Address of principal executive offices)                          (Zip Code)


                                 (972) 407-6080
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 28, 1999, AXCESS Inc. completed its acquisition of substantially all of the assets of Prism Video, Inc. The assets acquired included all patents, trade secret rights, software, hardware, product designs and all other technical information necessary to design, manufacture and market security video and CCTV products using digital video compression technology and remote telephone line video technology (collectively, the "Video Technology").

         The company also acquired Prism's inventory of video storage products and all equipment used in connection with producing the security video and CCTV products. The company accomplished the acquisition pursuant to an Asset Purchase Agreement dated July 15, 1999, by and between the company and Prism, Video, Inc. After an arm's length negotiation, the company and Prism agreed to the following consideration for the assets acquired:

         o the company issued a note payable to Prism in the amount of $4,000,000 (the "Purchase Note");

         o the company issued 125 shares of a new series of convertible preferred stock (the "Preferred Stock"); and

         o the company issued a warrant to acquire 500,000 shares of the company's common stock exercisable on or before the expiration of five years (the "Warrant").

The company will satisfy its obligations under the Purchase Note through an assignment to Prism of the principal payments due the company under its $3,900,000 note receivable from Amphion Ventures L.P., which was issued to the Company as partial consideration for the sale of its Lasertechnics Marking Corporation subsidiary and certain unrelated technology assets. The Preferred Stock has a stated value of $10,000 per share and is convertible into 500,000 shares of common stock at a conversion price of $2.50 per share. The exercise price of the Warrant is $2.50. The purchase price is subject to being adjusted pursuant to the terms of the purchase agreement.

         Under the terms of the agreement, the common stock to be acquired by Prism upon conversion of the Preferred Stock or exercise of the Warrant is subject to a three-year lockup from the date of closing, which may be reduced to two years upon the occurrence of certain events. Further, Prism has agreed not to convert the Preferred Stock or exercise the Warrant until the company obtains stockholder approval to issue the common stock issuable upon the conversion or exercise thereof. The company intends to submit this proposal at its 2000 annual meeting of stockholders.

         A portion of the assets acquired constitute equipment and other physical property used in connection with manufacturing security video and CCTV products utilizing the Video Technology. These assets will continue to be utilized by the company for such purposes.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)    Financial Statements of Business Acquired.

             The financial statements of the acquired business will be filed by the company as an amendment to this Form 8-K as soon as practicable, but in any event, not later than sixty days after the date hereof.

      (b)    Pro Forma Financial Information.

             The pro forma financial information relative to the acquired business will be filed by the company as an amendment to this form 8-K as soon as practicable, but in any event, not later than sixty days after the date hereof.

Listed below are the exhibits filed as a part of this report.

      2.1 -- Asset Purchase Agreement by and between AXCESS Inc. and Prism Video, Inc. dated July 15, 1999.*

      99.1   -- Press release dated July 16, 1999.*


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      * Filed herewith.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, AXCESS Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 12, 1999                 AXCESS INC.



                                      By: /s/ Danny G. Hair
                                          --------------------------------------
                                          Danny G. Hair, Chief Financial Officer


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                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER                           EXHIBIT
         -------                          -------
           2.1        Asset Purchase Agreement by and between AXCESS Inc. and
                      Prism Video, Inc. dated July 15, 1999.*

           99.1       Press release dated July 16, 1999.*


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    * Filed herewith.